[R.P. FINANCIAL LETTERHEAD]



                                                                 January 4, 2001



Board of Directors
Fidelity Bankshares, MHC
Fidelity Bankshares, Inc.
Fidelity Federal Bank and Trust
205 Datura Street
West Palm Beach, Florida  33401

Members of the Board of Directors:

         We  hereby  consent  to the  use of our  firm's  name  in the  Form  AC
Application for Conversion and in the Form S-1 Registration Statement for Fidelity Bankshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Fidelity Bankshares, Inc.


                                          Sincerely,

                                          RP FINANCIAL, LC.

                                          /s/Gregory E. Dunn
                                          ------------------
                                          Gregory E. Dunn
                                          Senior Vice President